CO_DOCS_A #154035 v3
                                2
                       OLD MUTUAL FUNDS II
                        ON BEHALF OF THE
                OLD MUTUAL LARGE CAP GROWTH FUND



                                                  January 22,
2008

Dear Shareholder:

Old Mutual Large Cap Growth Fund's ("Large Cap Growth Fund" or the "Fund") Board of Trustees (the "Board") requests your vote on a proposal to merge the Large Cap Growth Fund into Old Mutual Large Cap Growth Concentrated Fund ("Large Cap Growth Concentrated Fund" or the "Fund" and, together with the Large Cap Growth Fund, the "Funds"). If the merger is approved by shareholders, you will receive shares of the Large Cap Growth Concentrated Fund equivalent in dollar value to your shares in the Large Cap Growth Fund at the time of the merger.

The Board's recommendation to merge the Funds is based primarily on the Funds' similarities. Both Funds are advised by Old Mutual Capital, Inc., sub-advised by Ashfield Capital Partners, LLC and Turner Investment Partners, Inc., and seek long-term capital growth. Merging the Funds will enable you to maintain your exposure to large capitalization, growth oriented companies while also enabling you to potentially benefit from the Large Cap Growth Concentrated Fund's investment approach that each sub-advisor normally invests the portion of the Fund it manages in not more than 40 large-cap companies.

In addition to the foregoing, the Board recommends merging the Funds so that shareholders may realize additional benefits such as an equal or potentially lower expense ratios than the Large Cap Growth Fund's current expense ratios, enhanced portfolio management, and operational efficiencies. It is also noteworthy that the merger is designed to be a tax-free reorganization, so you should not realize a tax gain or loss as a direct result of the merger. Additional details about the proposed merger are described in the enclosed combined Prospectus and Proxy Statement.

This proposal will be presented to shareholders at a special meeting of shareholders to be held on April 22, 2008 in Denver, Colorado. This package contains important information about the proposal, a proxy, a business reply envelope permitting you to vote by mail and simple instructions on how to vote by phone or via the Internet. We encourage you to read the entire combined Prospectus and Proxy Statement, which describes the proposal in detail.

THE  LARGE  CAP GROWTH FUND'S BOARD HAS CAREFULLY CONSIDERED  THE
PROPOSAL,  BELIEVES THE PROPOSAL TO BE IN THE BEST  INTERESTS  OF
LARGE  CAP  GROWTH FUND SHAREHOLDERS, AND UNANIMOUSLY  RECOMMENDS
THAT YOU VOTE FOR THE PROPOSAL.

      You can vote in one of four ways:

      BY MAIL using the enclosed proxy card;

       BY INTERNET through the website listed in the proxy voting instructions;

       BY  TELEPHONE  by calling 1-866-586-0633  (toll-free)  and
following the recorded   instructions; or

       IN  PERSON at the Special Meeting of Shareholders on April
22, 2008

Your vote is extremely important, no matter how many shares you own. If we do not receive sufficient votes to approve the proposal, we may have to send additional mailings or conduct telephone solicitations. If you have any questions about the proposal, please call our proxy solicitor, Broadridge Financial Solutions, Inc. at 1-866-586-0633.

Thank you for your response and we look forward to preserving your trust as a valued shareholder over the long term.

                              Sincerely,


                              Leigh A. Wilson
                              Chairman
                              Old Mutual Funds II

                       OLD MUTUAL FUNDS II
                Old Mutual Large Cap Growth Fund

                NOTICE OF MEETING OF SHAREHOLDERS
                  To Be Held on April 22, 2008

               4643 South Ulster Street, Suite 600
                     Denver, Colorado 80237

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Old Mutual Large Cap Growth Fund (the "Large Cap Growth Fund") of Old Mutual Funds II (the "Trust") will be held at the offices of Old Mutual Capital, Inc. ("Old Mutual Capital") located at 4643 South Ulster Street, Suite 600, Denver, Colorado 80237 on April 22, 2008, at 10:00 a.m. Mountain time (the "Meeting"), for the purpose of voting on the proposal set forth below and to transact such other business that may properly come before the Meeting, or any adjournments thereof:

     To approve a Plan of Reorganization that provides for the merger of Old Mutual Large Cap Growth Fund into Old
     Mutual Large Cap Growth Concentrated Fund.

The  proposal  is  discussed in greater detail  in  the  attached
Prospectus/Proxy  Statement.  You are entitled  to  vote  at  the
Meeting or any adjournments thereof if you owned shares of the Fund at the close of business on January 1, 2008. If you attend the Meeting or any adjournments thereof, you may vote your shares in person. Whether or not you intend to attend the Meeting or any adjournments thereof in person, you may vote in any of the following ways:

     (1)  Mail:  Vote,  sign, date and return  the  enclosed
          proxy   card(s)   in  the  enclosed   postage-paid
          envelope;

     (2) Telephone: Have your proxy card(s) available. Vote by telephone by calling the toll-free number on your proxy card(s) which is available 24 hours a day, 7 days a week. Enter the control number on the proxy card(s) (a confirmation of your telephone vote will be mailed to you); or

     (3) Internet: Have your proxy card(s) available. Vote on the Internet by accessing the website listed on your proxy card(s). Enter the control number from your proxy card(s). Follow the simple instructions found on the website.

                              By order of the Board of Trustees,


                              Andra C. Ozols, Secretary
                              Old Mutual Funds II
Dated:  January 22, 2008
Denver, Colorado


            COMBINDED PROSPECTUS AND PROXY STATEMENT
                        January 22, 2008

            Relating to the Acquisition of Assets of
                OLD MUTUAL LARGE CAP GROWTH FUND

     By and In Exchange for Shares of Beneficial Interest of
          OLD MUTUAL LARGE CAP GROWTH CONCENTRATED FUND

                   EACH A SERIES PORTFOLIO OF
                       OLD MUTUAL FUNDS II
               4643 South Ulster Street, Suite 600
                     Denver, Colorado 80237
                          888-772-2888


This document is being furnished to you in connection with the Special Meeting of Shareholders of Old Mutual Large Cap Growth Fund ("Large Cap Growth Fund" or a "Fund"), a series portfolio of Old Mutual Funds II, a Delaware statutory trust ("Old Mutual Funds II"), to be held on April 22, 2008 (the "Special Meeting"). At the Special Meeting, you will be asked to approve a Plan of Reorganization (the "Plan of Reorganization") for the Large Cap Growth Fund and the consummation of the transactions described therein, as further described in this Combined Prospectus and Proxy Statement ("Prospectus/Proxy Statement"). The Board of Trustees of Old Mutual Funds II has unanimously approved the Plan of Reorganization as being in the best interests of Large Cap Growth Fund shareholders and recommends that you vote "FOR" the proposal.

The Plan of Reorganization provides for the reclassification of the shares of the Large Cap Growth Fund and the change of the outstanding shares of the Large Cap Growth Fund into shares of the Old Mutual Large Cap Growth Concentrated Fund ("Large Cap Growth Concentrated Fund" or a "Fund" and, together with the Large Cap Growth Fund, the "Funds") based upon the net asset values of the two Funds (the "Merger"). All of the assets and liabilities of the Large Cap Growth Fund will become assets and liabilities of the Large Cap Growth Concentrated Fund, and Class A shares of the Large Cap Growth Fund will be reclassified as Class A shares of the Large Cap Growth Concentrated Fund, Class C shares of the Large Cap Growth Fund will be reclassified as Class C shares of the Large Cap Growth Concentrated Fund, Institutional Class shares of the Large Cap Growth Fund will be reclassified as Institutional Class shares of the Large Cap Growth Concentrated Fund, and Class Z shares of the Large Cap Growth Fund will be reclassified as Class Z shares of the Large Cap Growth Concentrated Fund. The value of your account in the Large Cap Growth Concentrated Fund immediately after the Merger will be the same as the value of your account in the Large Cap Growth Fund immediately before the Merger.

The Large Cap Growth Fund is classified as a diversified portfolio and the Large Cap Growth Concentrated Fund is classified as a non-diversified portfolio of Old Mutual Funds II, an open-end, series management investment company. The difference between funds classified as diversified and those classified as non-diversified fund is explained in the Question and Answer section of this Prospectus/Proxy Statement. Old Mutual Capital, Inc. ("Old Mutual Capital") serves as the investment advisor to both funds.

The investment objectives of Large Cap Growth Concentrated Fund and Large Cap Growth Fund are the same; each Fund seeks long-term capital growth. Each Fund seeks to meet its objective by investing at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of large-cap companies with favorable growth prospects. For Large Cap Growth Concentrated Fund, each sub-advisor normally invests the portion of the Fund it manages in not more than 40 large-cap companies. See "Introduction - Comparison of Investment Objectives, and Policies" section of this Prospectus/Proxy Statement for more information about the Funds.

This Prospectus/Proxy Statement sets forth the information that you should know before voting on the Plan of Reorganization. It should be read in its entirety and retained for future reference. The Statement of Additional Information related to this Prospectus/Proxy Statement, dated January 22, 2008, is available upon request and without charge by contacting Old Mutual Funds II at the address or telephone number above, and is hereby incorporated by reference.

Like shares of the Large Cap Growth Fund, shares of the Large Cap Growth Concentrated Fund are not deposits or obligations of, or guaranteed or endorsed by, any financial institution, are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency and involve risk, including the possible loss of the principal amount invested.

The current prospectus for Class A and Class C shares of both Large Cap Growth Fund and Large Cap Growth Concentrated Fund and the current prospectus for Class Z and Institutional Class shares for both Large Cap Growth Fund and Large Cap Growth Concentrated Fund, each dated June 4, 2007, as supplemented, together with the related Statement of Additional Information for Class A, Class C, Institutional Class and Class Z shares of both Large Cap Growth Fund and Large Cap Growth Concentrated Fund dated November 19,
2007, as supplemented, are on file with the Securities and Exchange Commission (the "SEC") and are incorporated into this Prospectus/Proxy Statement by reference. A copy of the current prospectus is included as Appendix II to this Prospectus/Proxy Statement. These documents, as well as the most recent annual report and semi-annual report for Old Mutual Funds II, are available without charge by writing to Old Mutual Funds II, P.O. Box 219534, Kansas City, Missouri 64121-9534, or by calling 888-772-2888. The SEC maintains a web site at http://www.sec.gov that contains the prospectuses and statements of additional information described above, material incorporated by reference, and other information about Old Mutual Funds II. You can obtain additional information about the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund on the Old Mutual Funds II website located at oldmutualfunds.com.

As with all mutual fund securities, the SEC has not approved or disapproved these securities or determined whether the information in this Prospectus/Proxy Statement is adequate or accurate. Any representation to the contrary is a criminal offense.

                    [End of Front Cover Page]

                       OLD MUTUAL FUNDS II
                Old Mutual Large Cap Growth Fund

                        TABLE OF CONTENTS

                                                             Page

INTRODUCTION                                                   2
  A.   QUESTIONS AND ANSWERS REGARDING THE MERGER             2
  B.   COMPARISON OF INVESTMENT OBJECTIVES AND POLICIES       6
  C.   COMPARISON OF DISTRIBUTION, PURCHASE AND REDEMPTION
       POLICIES, AND EXCHANGE RIGHTS                          6
  D.   COMPARISON OF RISK FACTORS                             8
  E.   COMPARISON OF FEES AND EXPENSES                        9
  F.   COMPARISON OF PERFORMANCE                             13
THE MERGER                                                    16
  A.   INFORMATION ABOUT THE MERGER                          16
  B.   REASONS FOR THE MERGER                                17
  C.   FEDERAL INCOME TAX CONSEQUENCES                       18
  D.   OTHER CONDITIONS                                      20
  E.   SHAREHOLDERS' RIGHTS                                  20
  F.   CAPITALIZATION                                        21
OTHER INFORMATION ABOUT THE FUNDS                             22
  A.   INVESTMENT ADVISOR AND SUB-ADVISORS                   22
  B.   PORTFOLIO MANAGEMENT                                  23
  C.   FINANCIAL HIGHLIGHTS                                  24
  D.   ADDITIONAL INFORMATION ABOUT THE FUNDS                27
OWNERSHIP OF FUND SHARES                                      27
LEGAL MATTERS                                                 28
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION                                                    28
VOTING INFORMATION                                            28

APPENDIX I                                Plan of Reorganization
APPENDIX II                    Prospectus of Old Mutual Funds II


                          INTRODUCTION

The "Introduction" section of this Prospectus/Proxy Statement provides a brief overview of the key features and other matters typically of interest to shareholders considering a proposed merger between mutual funds. These responses are qualified in their entirety by the remainder of this Prospectus/Proxy Statement, which you should read carefully because it contains additional information and details regarding the proposed Merger (described below). The description of the Merger is qualified by reference to the full text of the Plan of Reorganization, which is attached as Appendix I.

  A.   Questions and Answers Regarding the Merger

Q.   WHAT IS BEING PROPOSED?

A. The Plan of Reorganization provides for the reclassification and change of the issued and outstanding Large Cap Growth Fund shares into Large Cap Growth Concentrated Fund shares
     (the "Merger"). If shareholders of the Large Cap Growth Fund approve the Plan of Reorganization and other closing conditions are satisfied, all of the assets and liabilities of the Large Cap Growth Fund will become the assets and liabilities of the Large Cap Growth Concentrated Fund, and the issued and outstanding Class A, Class C, Institutional Class and Class Z shares of the Large Cap Growth Fund will be converted into Class A, Class C, Institutional Class and Class Z shares, respectively, of the Large Cap Growth Concentrated Fund that have a net asset value equal to the value of the Large Cap Growth Fund net assets immediately prior  to  the Merger.  The value of each Large  Cap  Growth
     Fund shareholder's account in the Large Cap Growth Concentrated Fund immediately after the Merger will be the same as the value of such shareholder's account with Large Cap Growth Fund immediately prior to the Merger.

Q.   WHY IS THE MERGER IN THE BEST INTERESTS OF SHAREHOLDERS?

     A. The Board of Old Mutual Funds II, including each of the independent Trustees, determined that the Merger would be in the best interests of both Funds and their shareholders based on the following factors, among others:

     - The compatibility of the investment objectives and principal investment strategies of the two Funds.

- The continuity of management given that Old Mutual Capital is the advisor, and Ashfield Capital Partners, LLC and Turner Investment Partners, Inc. (each a "Sub-Advisor and together, the "Sub-Advisors") are the sub-advisors to each Fund.
- Old Mutual Capital's agreement to extend the expense limitations for the Large Cap Growth Concentrated Fund's Class A, Class C, Institutional Class and Class Z shares to 1.50%, 2.25%, 0.95% and 1.25%, respectively, through March 31, 2009.
- Equal or potentially lower expense ratios for the combined Fund resulting from increased asset levels and corresponding economies of scale.
- Old Mutual Capital's belief that the combined Fund will have improved marketability based upon its historical performance record and thus will be better poised to attract new assets and enable shareholders to benefit from economies of scale.
- The potential operating efficiencies that may result from combining the Funds.
- The tax-free nature of the Merger for Federal income tax purposes, so shareholders should not realize a tax gain or loss as a direct result of the Merger.
- The high percentage of portfolio holdings continuity between the Funds such that combining the Funds could enable shareholders to benefit from economies of scale.
- The undertaking by Old Mutual Capital to reduce the management fee for Large Cap Growth Concentrated Fund (currently 0.90% per annum) to the same rate as Large Cap Growth Fund (0.85%), subject to completion of the Merger.
Q.   WHAT IS THE RECOMMENDATION OF THE BOARD OF TRUSTEES?

A.   The Board recommends that you vote "FOR" the Merger.

Q.   DO THE FUNDS HAVE THE SAME INVESTMENT OBJECTIVE?

A. Yes. Each Fund seeks long-term capital growth. Each Fund seeks to meet its objective by investing at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of large-cap companies with favorable growth prospects.

Q.   WHAT ARE THE PRIMARY DIFFERENCES IN THE INVESTMENT
     STRATEGIES AND RISKS OF THE FUNDS?

A. While Large Cap Growth Fund is classified as a "diversified" fund, Large Cap Growth Concentrated Fund is classified as a "non-diversified" fund, which means that it may own larger positions in a smaller number of securities than funds that are classified as "diversified." Large Cap Growth Concentrated Fund may invest up to 25% of its total assets in the securities of one issuer. This means that an increase or decrease in the value of a single security likely will have a greater impact on the Fund's NAV and total return than a diversified fund. Large Cap Growth Concentrated Fund's share price may also be more volatile than those of funds classified as "diversified." Under normal conditions, each Sub-Advisor invests the portion of Large Cap Growth Concentrated Fund that it manages in not more than 40 large-cap companies.

Q.   HOW DO THE FUNDS COMPARE IN SIZE?

A. As of December 31, 2007, the Large Cap Growth Fund's net assets were $87,741,717 million and the Large Cap Growth Concentrated Fund's net assets were $118,817,616 million. The asset size of each Fund fluctuates on a daily basis, and on the date of the Merger, the asset size of the Large Cap Growth Concentrated Fund may be larger or smaller than the combined assets of the Funds as of December 31, 2007.

Q.   WILL THE PROPOSED MERGER RESULT IN A HIGHER INVESTMENT
     ADVISORY FEE OR OTHER FUND EXPENSES?

A. The projected total expense ratio of each class of the Large Cap Growth Concentrated Fund following the completion of the Merger is expected to be equal to or lower than the current total expense ratios of the corresponding classes of the Large Cap Growth Fund. In addition, Old Mutual Capital has agreed to cap the total expenses of the Large Cap Growth Concentrated Fund's Class A, Class C, Institutional Class and Class Z shares to 1.50%, 2.25%, 0.95% and 1.25%, respectively, through March 31, 2009. Additionally, Old Mutual Capital has agreed to reduce the management fee and management fee breakpoint schedule for Large Cap Growth
     Concentrated Fund to the same rates as Large Cap Growth Fund, subject to completion of the Merger.

Q.   WHAT ARE THE TAX CONSEQUENCES OF THE PROPOSED MERGER?

A. Legal counsel to the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund will issue an opinion to Old Mutual Funds II that the Merger will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders are not expected to be subject to Federal income taxes as a direct result of the Merger.

Q.   WILL THE SHAREHOLDER SERVICES PROVIDED BY OLD MUTUAL CAPITAL
     CHANGE?

A. No. Old Mutual Capital manages the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund. The custodian, transfer agent and distributor are also the same for both Funds. Purchase, exchange and redemption privileges are also the same for both Funds. Please consult your financial intermediary for information on any services provided by them to the Funds.

Q.   CAN I CONTINUE TO ADD TO MY LARGE CAP GROWTH FUND ACCOUNT?

A.   Yes.   Large  Cap Growth Fund shareholders may  continue  to
     make subsequent investments until at least the date of shareholder approval (anticipated on April 22, 2008).

Q.   WHAT HAPPENS IF THE MERGER IS NOT APPROVED?

A. Any shares you held in the Large Cap Growth Fund would remain Large Cap Growth Fund shares. The Large Cap Growth Fund and the Large Cap Growth Concentrated Fund would each continue to operate separately and the Board would determine what further action, if any, to take.

Q.   WILL EITHER FUND PAY FOR THE PROXY SOLICITATION AND LEGAL
     COSTS ASSOCIATED WITH THE PROPOSED MERGER?

A. The Funds will incur all costs associated with the Merger, subject to current expense limitations. Costs associated with the Merger generally include printing and mailing costs, solicitation costs, legal costs, costs paid to the
     Funds' independent registered public accounting firm, and other miscellaneous costs. All costs associated with the Merger will be allocated between the Funds on a pro rata basis based on each Fund's relative net assets. Broadridge has been retained to assist in the solicitation of shareholder proxies, at an estimated cost of $39,000, plus expenses.

Q.   IF APPROVED, WHEN WILL THE PROPOSED MERGER TAKE PLACE?

A. If approved, the Merger will occur on or about April 25, 2008, or as soon as reasonably practicable after shareholder approval is obtained. Shortly after completion of the Merger, shareholders will receive a confirmation statement reflecting the Merger. Large Cap Growth Concentrated Fund's name will change to "Large Cap Growth Fund" subject to and upon completion of the merger.

Q.   WHAT IF I WANT TO EXCHANGE MY SHARES FOR ANOTHER OLD MUTUAL
     FUND PRIOR TO THE MERGER?

A. You may exchange your shares into other mutual funds advised by Old Mutual Capital (each an "Old Mutual Fund") before the Merger by calling 888-772-2888 or contacting your financial intermediary. If you choose to exchange your Large Cap Growth Fund shares for another Old Mutual Fund, your request will be treated as a normal exchange of shares and will be a taxable transaction unless your shares are held in a tax-deferred account, such as an IRA. If you exchange your shares before the date of the Special Meeting or any adjournments thereof, you will still be asked to cast your vote on the Merger.

Q.   HOW MANY VOTES AM I ENTITLED TO CAST?

A. You are entitled to one vote for each whole dollar of net asset value of shares held in your name as of January 1, 2008 (determined as of the close of business on December 31, 2007) (the "Record Date").

Q.   HOW CAN I VOTE MY SHARES?

A. You are entitled to vote at the Special Meeting or any adjournments thereof if you owned shares of the Fund at the close of business on January 1, 2008. If you attend the Special Meeting or any adjournments thereof, you may vote your shares in person. Whether or not you intend to attend the Meeting or any adjournments thereof in person, you may vote in any of the following ways:

     (1)  Mail:  Vote,  sign, date and return  the  enclosed
          proxy   card(s)   in  the  enclosed   postage-paid
          envelope;

     (2) Telephone: Have your proxy card(s) available. Vote by telephone by calling the toll-free number on your proxy card(s) which is available 24 hours a day, 7 days a week. Enter the control number on the proxy card(s) (a confirmation of your telephone vote will be mailed to you); or

     (3) Internet: Have your proxy card(s) available. Vote on the Internet by accessing the website listed on your proxy card(s). Enter the control number from your proxy card(s). Follow the simple instructions found on the website.

Q.   IF I VOTE MY PROXY NOW, CAN I CHANGE MY VOTE LATER?

A. If you vote your proxy now, you may revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Secretary of Old Mutual Funds II. In addition, although mere attendance at the Special Meeting will not revoke a proxy, if you attend the Special Meeting you may withdraw your proxy and vote in person.

Q.   WHAT IS THE REQUIRED VOTE TO APPROVE THE PROPOSED MERGER?

A. At the Special Meeting, a quorum being present, approval of the Merger requires the affirmative vote of a "majority of the outstanding voting securities" of Large Cap Growth Fund as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). This means the lesser of: (a) the affirmative vote of 67% or more of the voting securities of Large Cap Growth Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of Large Cap Growth Fund are present or represented by proxy; or (b) the affirmative vote of more than 50% of the outstanding voting securities of Large Cap Growth Fund.

Q.   WHOM SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THIS
     PROSPECTUS/PROXY STATEMENT?

A.   Please call the proxy solicitor, Broadridge Financial
     Solutions, Inc. at 1-866-586-0633 to obtain additional information regarding the proposed merger.

  B.   Comparison of Investment Objectives and Policies

The investment objectives of Large Cap Growth Fund and Large Cap Growth Concentrated Fund are the same. Each Fund seeks to provide investors with long-term capital growth. To pursue this goal, each Fund normally invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of large-cap companies with favorable growth prospects. For purposes of the Funds, large cap companies are those companies with market capitalizations within the market capitalization range of those companies in the Russell 1000r Growth Index. Equity securities in which the Funds may invest include common and preferred stocks.

Large Cap Growth Concentrated Fund, however, is classified as a non-diversified fund. This means that it may own larger positions in a smaller number of securities than Large Cap Growth Fund, which is classified as a diversified fund. Each Sub-Advisor invests the portion of the Large Cap Growth Concentrated Fund it manages in not more than 40 large-cap companies.

The annual portfolio turnover rate for Large Cap Growth Concentrated Fund was 157.06% for the fiscal year ended March 31, 2007. That rate of portfolio turnover will result in higher transaction costs for, and may result in additional taxes for shareholders of, Large Cap Growth Concentrated Fund as compared to a fund with less portfolio turnover. Large Cap Growth Fund's portfolio turnover rate for the same period was 140.62%.

  C.   Comparison of Distribution, Purchase and Redemption
     Policies, and Exchange Rights

Shares of Large Cap Growth Fund and Large Cap Growth Concentrated Fund are distributed by Old Mutual Investment Partners, a wholly-owned subsidiary of Old Mutual Capital. Both Large Cap Growth
Fund and Large Cap Growth Concentrated Fund pay their distributor, Old Mutual Investment Partners, a service fee at an annual rate of 0.25% of the average daily net assets attributable to Class A shares and a distribution fee and service fee at an annual combined rate of 1.00% of the average daily net assets attributable to Class C shares. For more information on distribution and service fees, refer to the Old Mutual Funds II Prospectus attached as Appendix II to this Prospectus/Proxy Statement.

Purchase, exchange and redemption procedures are the same for Large Cap Growth Fund and the Large Cap Growth Concentrated Fund. These procedures, as well as other features related to investing in the Funds are summarized below. A more complete description may be found in the Old Mutual Funds II Prospectus attached as Appendix II to this Prospectus/Proxy Statement.

     Purchase Procedures

Purchases of shares of each Fund may be made on any day on which the New York Stock Exchange ("NYSE") is open for business. The price per share you will pay to invest in each Fund is its net asset value ("NAV") next calculated after your order is accepted.

Shares may be purchased through the following methods:

     Through a Financial Intermediary:
          Contact your broker, investment advisor, financial planner, retirement plan sponsor or other financial intermediary.

     In Writing:
          Complete the application.
          Mail your completed application and a check to:

          Regular Mail:
          Old Mutual Funds II
          P.O. Box 219534
          Kansas City, Missouri  64121-9534

          Overnight Mail:
          Old Mutual Funds II
          210 West 10th Street, 8th Floor
          Kansas City, Missouri  64105

     By Telephone:
          Call us at 888-772-2888 to receive an account application and receive an account number.

     By Wire:
          Call us at 888-772-2888 to receive an application and account number. Wire your investment to the bank listed below.

          United Missouri Bank of Kansas City, N.A.
          ABA # 10-10-00695
          Account # 98705-23469

     Include the following information with the wiring instructions:
          Fund name in which you wish to invest
          Your name
          Your Social Security or tax ID number
          Your account number

     Return the account application.

The minimum investment is $2,500 per Fund for non-retirement accounts. For certain tax-deferred accounts, the minimum investment is $2,000. For UGMA/UTMA, Coverdell Education Savings Accounts or Systematic Investment Plans, the minimum investment is $500. Investors in a defined contribution plan through a third party administrator should refer to their plan document or contact their plan administrator for additional investment information. Institutional Class shares are available to certain categories of eligible investors and require a minimum initial investment of $1 million in each Fund. Other institutional investors who invest at least $2 million in each Fund are eligible to purchase Institutional Class shares.

NAV per share class of each Fund is calculated by dividing the total net assets of each class of each Fund by the total number of that class's shares outstanding of that Fund. NAV is determined as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern time) on each day that the NYSE is open. NAV is not calculated, and you may not conduct Fund transactions, on days the NYSE is closed (generally weekends and New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day).

The Funds use pricing services to determine the market value of the securities in their portfolios. The Funds generally use the market price of securities as of the close of regular trading on the NYSE to value equity securities held in the Funds' portfolios, except that securities traded primarily on the NASDAQ Stock Market ("NASDAQ") are normally valued by the Fund at the NASDAQ Official Closing Price provided by NASDAQ each business day.

There  is  no  initial  sales  charge  applicable  to  Class   C,
Institutional Class and Class Z shares of either the Large Cap Growth Fund or the Large Cap Growth Concentrated Fund. Both Large Cap Growth Fund and Large Cap Growth Concentrated Fund Class A shares are sold with an initial sales charge ranging from 2.00% to 5.75% of the offering price on purchases up to $1 million. In addition, if you purchase $1,000,000 or more of Class A shares and redeem those shares within 12 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge at the time of redemption. Large Cap Growth Fund and Large Cap Growth Concentrated Fund Class C shares have a contingent deferred sales charge of 1.00% if redeemed within the first 12 months. For more information, see the Old Mutual Funds II Prospectus attached as Appendix II to this Prospectus/Proxy Statement.

You will not pay a sales charge in connection with the acquisition of Large Cap Growth Concentrated Fund shares pursuant to the Merger. In addition, the holding period for purposes of calculating any contingent deferred sales charge applicable to Class A or Class C shares of the Large Cap Growth Concentrated Fund received pursuant to the Merger will be the date of original purchase of the corresponding Class A or Class C shares of the Large Cap Growth Fund and not the date of the Merger.

     Exchange Procedures

Generally, you may exchange some or all shares of a particular class of a Fund for the same class of another Fund advised by Old Mutual Capital that offers such class of shares. In addition, Class Z shares may be exchanged for Institutional Class shares of the same Fund, subject to the investment qualifications and minimums of Institutional Class shares.

     Redemption Procedures

     You may sell your shares at the shares' NAV any day the NYSE is open for business. Sale orders received by the Funds' transfer agent or other authorized representatives by 4:00 p.m. Eastern Time will be priced at the Fund's next calculated NAV. The Funds generally send payment for your shares the business day after your order is accepted.

     The Funds impose a 2.00% redemption/exchange fee on the total redemption proceeds (before applicable deferred sales charges) or on the NAV of shares exchanged within 10 calendar days of their purchase, subject to exceptions as described in the Prospectus. The holding period for purposes of calculating whether a redemption or exchange fee applies will be the date of original purchase of the shares, and not the date of the Merger.

  D.   Comparison of Risk Factors

Each Fund may invest in various types of securities or use certain investment techniques to achieve its investment objective. The following is a summary of the principal risks associated with such securities and investment techniques. Additional information about these risks is included in the Funds' Prospectus attached as Appendix II to this Prospectus/Proxy Statement. As with any security, an investment in either Fund involves certain risks, including loss of principal. An investment in the Funds is not a deposit of a bank and is not insured by the Federal Deposit Insurance Corporation or any other government agency. The fact that a particular risk is not identified does not indicate that a Fund does not invest its assets in, or is precluded from investing its assets in, securities that give rise to that risk.

     Similar Risk Factors of the Funds

Like all investments in securities, you risk money by investing in the Funds. The main risks of investing in each Fund are the same and are as follows:

      Stock Market Risk. The value of the stocks and other securities owned by the Funds will fluctuate depending on the performance of the companies that issued them, general market and economic conditions, and investor confidence. The market may also fail to recognize a Sub-Advisor's determination of an investment's value or a Sub-Advisor may misgauge that value.

      Investment Style Risk. Market performance tends to be cyclical, and during various cycles, certain investment styles may fall in and out of favor. The market may not favor the Funds' growth style of investing, and the Funds' returns may vary considerably from other equity funds using different investment styles.

     Industry and Sector Risk. Companies that have similar lines of business are grouped together in broad categories called industries. Certain industries are grouped together in broader categories called sectors. The Funds may focus their investments in certain industries within a sector, which may cause the Funds' performance to be susceptible to the economic, business or other developments that affect those industries.

     Primary Differences in Risk Factors of the Funds

Large Cap Growth Concentrated Fund is classified as a "non-diversified" fund, which means that it may own larger positions in a smaller number of securities than funds that are classified as "diversified" such as Large Cap Growth Fund. Large Fund Growth Concentrated Fund may invest up to 25% of its total assets in the securities of one issuer. This means that an increase or decrease in the value of a single security likely will have a greater impact on the Fund's NAV and total return than a diversified fund. Large Cap Growth Concentrated Fund's share price may also be more volatile than those of funds classified as "diversified."

More information regarding the risks of investing in the Funds is included in the Old Mutual Funds II Prospectus included as Appendix II to this to this Prospectus/Proxy Statement.

  E.   Comparison of Fees and Expenses

The following tables compare the fees and expenses you may incur directly or indirectly as an investor in the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund and show the projected estimated fees and expenses of the Large Cap Growth Concentrated Fund ("pro forma") assuming the Merger is approved and is consummated on the Closing Date. Fees and expenses shown for the Funds were determined based on each Fund's net assets as of September 30, 2007. Shareholder transaction fees are paid directly from your account. Annual operating expenses are paid out of the Fund's assets. Additional fees may be imposed by your advisor or broker.

Annual fund operating expenses shown below have been restated to reflect expenses as of September 30, 2007. Pro forma annual fund operating expenses reflect the reduction in the management fee of Large Cap Growth Concentrated Fund, which would be effective upon completion of the Merger.



                     Fees and Expenses Table
, , Class A, , Class C, , Institutional Class, , Class Z Shareholder Fees (fees paid directly from your investment), , , , , , , ,
, , , , , , , ,
Maximum Sales Charge (Load)
(as a percentage of offering price and paid directly from your investment), , 5.75%, , None, , None, , None
, , , , , , , ,
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price and paid directly from your investment), , , , , , , ,
, , None(1), , 1.00%, , None, , None
Short Term Redemption/Exchange Fee (as a percentage of amount redeemed or exchanged and paid directly from your investment), , 2.00%(2), , 2.00%(2), , 2.00%(2), , 2.00%(2)
, , , , , , , ,
Maximum Account Fee
(assessed annually on certain accounts under $1,000), , $12.00, , $12.00, , $12.00, , $12.00

                 Annual Fund Operating Expenses
          (expenses that are deducted from Fund assets)
, , Management Fees(3), , Distribution   (12b-1) Fees, , Service
 Fees, , Other Expenses, , Total Other Expenses, , Total Annual
           Operating Expenses, , Expense (Reduction)/
Recoupment, , Net Annual Operating Expenses (4)
Class A, , , , , , , , , , , , , , , ,
Large Cap Growth Fund (Unaudited), , 0.85%, , None, , 0.25%, , 9.33%, , 9.58%, , 10.43%, , (8.93)%, , 1.50%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Unaudited), , 0.90%, , None, , 0.25%, , 2.17%, , 2.42%, , 3.32%, , (1.82)%, , 1.50%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Estimated Pro Forma) (Unaudited), , 0.85%, , None, , 0.25%, , 2.02%, , 2.27%, , 3.12%,
, (1.62)%, , 1.50%
, , , , , , , , , , , , , , , ,
Class C, , , , , , , , , , , , , , , ,
Large Cap Growth Fund (Unaudited), , 0.85%, , 0.75%, , 0.25%, , 20.25%, , 20.50%, , 22.10%, , (19.85)%, , 2.25%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Unaudited), , 0.90%, , 0.75%, , 0.25%, , 5.00%, , 5.25%, , 6.90%, , (4.65)%, , 2.25%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Estimated Pro Forma) (Unaudited), , 0.85%, , 0.75%, , 0.25%, , 4.60%, , 4.85%, ,
6.45%, , (4.20)%, , 2.25%
, , , , , , , , , , , , , , , ,
Institutional Class, , , , , , , , , , , , , , , ,
Large Cap Growth Fund (Unaudited), , 0.85%, , None, , None, , 2,418.47%, , 2,418.47%, , 2,419.32%, , (2,418.37)%, , 0.95%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Unaudited), , 0.90%, , None, , None, , 2,417.73%, , 2,417.73%, , 2,418.63%, , (2,417.68)%, ,
0.95%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Estimated Pro Forma) (Unaudited), , 0.85%, , None, , None, , 1,943.73%, , 1,943.73%, ,
1,944.58%, , (1,943.63)%, , 0.95%
, , , , , , , , , , , , , , , ,
Class Z, , , , , , , , , , , , , , , ,
Large Cap Growth Fund (Unaudited), , 0.85%, , None, , None, , 0.62%, , 0.62%, , 1.47%, , (0.22)%, , 1.25%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Unaudited), , 0.90%, , None, , None, , 0.66%, , 0.66%, , 1.56%, , (0.31)%, , 1.25%
, , , , , , , , , , , , , , , ,
Large Cap Growth Concentrated Fund (Estimated Pro Forma) (Unaudited), , 0.85%, , None, , None, , 0.58%, , 0.58%, , 1.43%,
, (0.18%), , 1.25%

(1) If you purchase $1,000,000 or more Class A shares and redeem these shares within 12 months from the date of purchase, you may pay a 1% CDSC at the time of redemption.
(2) To prevent the Funds from being adversely affected by the transaction costs associated with short-term trading activity, the Funds will redeem shares at a price equal to the NAV of the shares, less an additional transaction fee equal to 2.00% of the NAV of all such shares redeemed within 10 calendar days of their purchase. Such fees are not sales charges or contingent deferred sales charges, but are retained by the Funds for the benefit of all shareholders. See the "Policy Regarding Excessive or Short-Term Trading" section of the Funds' Prospectus attached as Appendix II to this Prospectus/Proxy Statement for more details.
(3) The "Management Fees" information in the table includes fees for advisory and administrative services.
(4) These are the expenses you should expect to pay as an investor in these Funds as a result of Old Mutual Capital's contractual agreement to waive through March 31, 2009 that portion, if any, of the annual management fee payable by the Funds and to pay certain expenses of the Funds to the extent necessary to ensure that the total annual operating expenses (excluding brokerage costs, interest, taxes, dividend and interest expenses on short sales, litigation, indemnification, and extraordinary expenses) do not exceed
     1.50%, 2.25%, 1.25% and 0.95% for the Large Cap Growth Fund's Class A, Class C, Class Z and Institutional Class shares, respectively; 1.50%, 2.25%, 1.25% and 0.95% for the Large Cap Growth Concentrated Fund's Class A, Class C, Class Z and Institutional Class shares, respectively; and 1.50%, 2.25%, 1.25% and 0.95% for the post-Merger Large Cap Growth Concentrated Fund's Class A, Class C, Class Z and Institutional Class shares, respectively. In addition, Old Mutual Capital has agreed to separate limitations on the two components of the Funds' total annual operating expenses: fund level expenses (e.g. management fees, custody fees, trustee fees), and class level expenses (e.g. distribution and/or service fees, transfer agency fees, state registration costs, printing and distribution costs). The Large Cap Growth Fund's fund level expenses are limited to 0.92% for each class and class level expenses are limited to 0.58%, 1.33%, 0.33% and 0.03% for the Fund's Class A, Class C, Class Z and Institutional Class shares, respectively. The Large Cap Growth Concentrated Fund's and the post-Merger Large Cap Growth Concentrated Fund's fund level expenses are limited to 0.95% for each class and class level expenses are limited to 0.55%, 1.30%, 0.30% and 0.00% for the Funds' Class A, Class C, Class Z and Institutional Class shares, respectively. Old Mutual Capital's agreement to limit fund level and class level expenses may result in Old Mutual Capital waiving fees or reimbursing Fund expenses even though the Fund's total annual operating expenses are below the annual operating expense limit. Through December 31, 2008, Old Mutual Capital may be entitled to reimbursement of any fees waived or expenses absorbed pursuant to this arrangement in any fiscal year in which the Fund's total assets are greater than $75 million, its operating expenses are less than the expense limits discussed above, and the reimbursement is made within three years after the fees were waived or expenses absorbed. Thereafter through March 31, 2009, Old Mutual Capital may be entitled to reimbursement of any fees waived or expenses absorbed pursuant to this arrangement if such reimbursement does not cause the operating expenses of the Fund in the year of reimbursement to exceed the expense limitation in effect in the year for which fees are being reimbursed and the reimbursement is made within three years after the fees were waived or expenses absorbed. Old Mutual Capital and the Fund's former advisor have agreed not to seek reimbursement for fees waived or expenses absorbed by the former advisor.

     Old  Mutual Capital has also contractually agreed  to  limit the operating expenses of the Funds (excluding brokerage costs, interest, taxes, dividend and interest expenses on short sales, litigation, indemnification, and extraordinary expenses) to an annual rate of 3.00%, 3.75%, 2.75% and 2.75% for the Funds' Class A, Class C, Class Z and Institutional Class shares, respectively, through December 31, 2018. Old Mutual Capital will consider further reductions to these limits on an annual basis. Old Mutual Capital may be entitled to reimbursement of any fees waived pursuant to this arrangement if such reimbursement does not cause the operating expenses of the Fund in the year of reimbursement to exceed the expense limitation in effect in the year for which fees are being reimbursed and the reimbursement is made within three years after the fees were waived or expenses absorbed.

This example is intended to help you compare the cost of investing in the Funds and in the combined Fund on a pro forma basis. The examples make four assumptions: 1) you invest $10,000 in each Fund and in the Large Cap Growth Concentrated Fund after the Merger for the time periods shown; 2) you redeem all your shares at the end of those time periods; 3) you earn a 5% return on your investment each year; and 4) the Fund's operating expenses remain the same for the time periods shown and include the lesser of the Total Annual Operating Expenses as presented in the Fees and Expenses Table or the effect of contractual fee waivers and expense reimbursements for the period of the contractual commitment. The example is hypothetical. Your actual costs may be higher or lower.

                            Your Cost

, , Large Cap Growth Fund, , Large Cap Growth Concentrated Fund , , 1 Year, , 3 Years, , 5 Years, , 10 Years, , 1 Year, , 3 Years, , 5 Years, , 10 Years
Class A, , $719, , $1,316, , $1,938, , $3,603, , $719, , $1,316,
, $1,938, , $3,603
Class C, , $328, , $1,009, , $1,808, , $3,897, , $328, , $1,009,
, $1,808, , $3,897
Institutional Class, , $97, , $682, , $1,294, , $2,948, , $97, ,
$682, , $1,294, , $2,948
Class Z, , $127, , $443, , $781, , $1,738, , $127, , $462, ,
$820, , $1,830

, , , Estimated Pro Forma:,
, , , Large Cap Growth Concentrated Fund,
, , , 1 Year, , 3 Years, , 5 Years, , 10 Years,
, Class A, , $719, , $1,316, , $1,938, , $3,603,
, Class C, , $328, , $1,009, , $1,808, , $3,897,
, Institutional Class, , $97, , $682, , $1,294, , $2,948,
, Class Z, , $127, , $434, , $764, , $1,697,

You would pay the following if you did not redeem your shares:

, , Large Cap Growth Fund, , Large Cap Growth Concentrated Fund
, , 1 Year, , 3 Years, , 5 Years, , 10 Years, , 1 Year, , 3
Years, , 5 Years, , 10 Years
, , , , , , , , , , , , , , , ,
Class C, , $228, , $1,009, , $1,808, , $3,897, , $228, , $1,009,
, $1,808, , $3,897

, , , Estimated Pro Forma:,
, , , Large Cap Growth Concentrated Fund,
, , , 1 Year, , 3 Years, , 5 Years, , 10 Years,
, , , , , , , , , ,
, Class C, , $228, , $1,009, , $1,808, , $3,897,

  F.   Comparison of Performance

The following bar charts and performance tables illustrate the risks of investing in the Funds by showing changes in each Fund's performance year to year and by showing how each Fund's average annual returns compare to those of an unmanaged securities index. All performance figures reflect the reinvestment of dividends and capital gains distributions.

The Funds' past performance, both before and after taxes, does not guarantee how they will perform in the future. Performance reflects a limitation on the total expenses of the Funds pursuant to arrangements with the Funds' current and former investment advisor. The Funds' returns would have been lower if the expense limitations had not been in effect.

For Large Cap Growth Fund, prior to January 1, 2006, the Fund was managed by an investment advisor different than the Fund's current Advisor and Sub-Advisors and the Fund's performance prior to January 1, 2006 may not be indicative of how it will perform in the future. Prior to February 10, 2007, the Fund was co-managed by a sub-advisor other than Ashfield Capital Partners, LLC and the Fund's performance prior to that date may not be indicative of how it will perform in the future.

For Large Cap Growth Concentrated Fund, prior to January 1, 2006, the Fund was managed by an investment advisor different than the Fund's current Advisor and Sub-Advisors and the Fund's performance prior to January 1, 2006 may not be indicative of how it will perform in the future. Prior to February 10, 2007, the Fund was co-managed by a sub-advisor other than Ashfield and the Fund's performance prior to that date may not be indicative of how it will perform in the future.

The performance shown in the bar chart and the Best Quarter and Worst Quarter returns for the periods shown are for the Funds'
Class Z shares. Performance for the Funds' other share classes will vary due to differences in fees and expenses.

Large Cap Growth Fund Year-by-Year Total Returns through December
                    31, 2007 - Class Z Shares

1997, 22.36%
1998, 30.42%
1999, 67.06%
2000, (0.18)%
2001, (28.52)%
2002, (28.80)%
2003, 30.25%
2004, 8.76%
2005, 4.43%
2006, 5.29%
2007, 19.25%


Best Quarter:, Q4 1999, 59.55%
Worst Quarter:, Q4 2000, (22.74)%


  Large Cap Growth Concentrated Fund Year-by-Year Total Returns through December 31, 2007 - Class Z Shares

1997, 32.96%
1998, 67.83%
1999, 102.94%
2000, (22.08)%
2001, (35.36)%
2002, (31.43)%
2003, 32.95%
2004, 7.41%
2005, 5.33%
2006, 7.68%
2007, 22.17%


Best Quarter:, Q4 1999, 75.65%
Worst Quarter:, Q4 2000, (33.11)%

The table below compares the average annual total return information for Class A, Class C, and Class Z shares to the Russell 1000r Growth Index, a widely recognized, unmanaged index that measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Applicable sales loads are reflected in the performance table.


      Average Annual Total Returns as of December 31, 2007

, , , , , , , , Past
, , , , , , , , 10 Years or
, , Inception, , Past, , Past, , Since
, , Date, , 1 Year, , 5 Years, , Inception+
Large Cap Growth Fund, , , , , , , ,
Class Z, , 4/5/95, , , , , ,
, , , , , , , ,
     Before Taxes, , , , 19.25%, , 13.18%, , 7.47%
, , , , , , , ,
     After Taxes on Distributions, , , , 19.25%, , 13.18%, ,
6.61%
, , , , , , , ,
     After Taxes on Distributions, , , , , , , ,
     and Sale of Fund Shares, , , , 12.51%, , 11.57%, , 6.23%
, , , , , , , ,
Class A, , 7/31/03, , , , , ,
, , , , , , , ,
     Before Taxes, , , , 12.07%, , N/A, , 9.11%
, , , , , , , ,
Class C, , 7/31/03, , , , , ,
, , , , , , , ,
     Before Taxes, , , , 17.07%, , N/A, , 9.76%
, , , , , , , ,
Institutional Class, , , , , , , ,
, , , , , , , ,
       Before Taxes , , 12/20/06, , 19.46%, , N/A, , 17.36%
, , , , , , , ,
Russell 1000r Growth Index, , , , , , , ,
, , , , , , , ,
     (Reflects No Deduction for, , , , , , , ,
     Fees, Expenses or Taxes), , , , 11.81%, , 12.11%, , 3.83%
, , , , , , , ,
Large Cap Growth Concentrated Fund, , , , , , , ,
Class Z, , 11/29/96, , , , , ,
, , , , , , , ,
     Before Taxes, , , , 22.17%, , 14.62%, , 8.81%
, , , , , , , ,
     After Taxes on Distributions, , , , 22.17%, , 14.62%, ,
7.93%
, , , , , , , ,
     After Taxes on Distributions and, , , , , , , ,
     Sale of Fund Shares, , , , 14.41%, , 12.87%, , 7.53%
, , , , , , , ,
Class A, , 9/30/03, , , , , ,
, , , , , , , ,
     Before Taxes, , , , 14.87%, , N/A, , 10.83%
, , , , , , , ,
Class C, , 9/30/03, , , , , ,
, , , , , , , ,
     Before Taxes, , , , 19.90%, , N/A, , 11.53%
, , , , , , , ,
Institutional Class, , 12/20/06, , , , , ,
, , , , , , , ,
        Before Taxes, , , , 22.33%, , N/A, , 20.07%
, , , , , , , ,
, , , , , , , ,
Russell 1000r Growth Index, , , , , , , ,
, , , , , , , ,
     (Reflects No Deduction for, , , , , , , ,
     Fees, Expenses or Taxes), , , , 11.81%, , 12.11%, , 3.83%
, , , , , , , ,
+Returns shown above are for past 10 years or since inception, whichever is less. The Russell 1000r Growth Index return is for the past 10 years.

After-tax performance is shown for Class Z shares. After-tax performance for the Fund's other share classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.



                           THE MERGER

  A.   Information About The Merger

Shareholders of the Large Cap Growth Fund are being asked to approve the Plan of Reorganization, which sets forth the terms and conditions under which the Merger will be implemented. The Plan of Reorganization provides for the reclassification and change of the issued and outstanding Large Cap Growth Fund shares into Large Cap Growth Concentrated Fund shares. If shareholders of the Large Cap Growth Fund approve the Plan of Reorganization and other closing conditions are satisfied, all of the assets and liabilities of the Large Cap Growth Fund will become the assets and liabilities of the Large Cap Growth Concentrated Fund, and the issued and outstanding Class A, Class C, Institutional Class and Class Z shares of the Large Cap Growth Fund will be converted into Class A, Class C, Institutional Class and Class Z shares, respectively, of the Large Cap Growth Concentrated Fund that have a net asset value equal to the value of the Large Cap Growth Fund net assets immediately prior to the Merger. The value of each Large Cap Growth Fund shareholder's account in the Large Cap Growth Concentrated Fund immediately after the Merger will be the same as the value of such shareholder's account with Large Cap Growth Fund immediately prior to the Merger.

The value of Large Cap Growth Fund's assets to be acquired and the amount of its liabilities to be assumed by Large Cap Growth Concentrated Fund and the NAV of a share of Large Cap Growth Fund will be determined as of the close of regular trading on the NYSE on the Closing Date (described below), after the declaration of any dividends on the Closing Date, and will be determined in accordance with the valuation procedures described in the Trust's and the Funds' currently effective Prospectus and Statement of Additional Information. The Closing Date is expected to be on or about April 25, 2008.

As soon as practicable after the Closing Date, Large Cap Growth Fund will distribute pro rata to its shareholders of record the shares of Large Cap Growth Concentrated Fund it receives in the Merger, so that each shareholder of Large Cap Growth Fund will receive a number of full and fractional shares of Large Cap Growth Concentrated Fund equal in value to his or her holdings in Large Cap Growth Fund, and Large Cap Growth Fund will be liquidated. Such distribution will be accomplished by opening accounts on the books of Large Cap Growth Concentrated Fund in the names of the corresponding Large Cap Growth Fund shareholders and by transferring thereto the shares of Large Cap Growth Concentrated Fund previously credited to the account of Large Cap Growth Fund on those books. Each shareholder account shall be credited with the pro rata number of Large Cap Growth Concentrated Fund's shares due to that shareholder. Accordingly, immediately after the Merger, each former shareholder of Large Cap Growth Fund will own shares of Large Cap Growth Concentrated Fund that will be equal to the value of that shareholder's shares of Large Cap Growth Fund as of the Closing Date. Any special options (for example, automatic investment plans on current Large Cap Growth Fund shareholder accounts) will automatically transfer to the new Fund accounts.

The implementation of the Merger is subject to a number of conditions set forth in the Plan of Reorganization, including approval of the shareholders of Large Cap Growth Fund. The Plan of Reorganization also requires receipt of a tax opinion indicating that, for federal income tax purposes, the Merger qualifies as a tax-free reorganization. The Plan of Reorganization may be terminated and the Merger abandoned at any time prior to the Closing Date by the Board if they determine that the Merger would disadvantage either of the Funds. Please review the Plan of Reorganization carefully. A copy of the Plan of Reorganization is attached as Appendix I to this Prospectus/Proxy Statement.

The Large Cap Growth Concentrated Fund is a non-diversified investment portfolio of Old Mutual Funds II, an open-end series management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The principal offices of Old Mutual Funds II are located in Denver, Colorado, and the telephone number is 888-772-2888.

  B.   Reasons for the Merger

The Board of Old Mutual Funds II, including each of the independent trustees, determined that the Merger of the Large Cap Growth Fund into the Large Cap Growth Concentrated Fund would be in the best interests of both Funds and their shareholders and that the interests of the shareholders of each Fund would not be diluted as a result of the Merger.

In evaluating the proposed Merger, the Board considered a number of factors, including:

     - The compatibility of the investment objectives and principal investment strategies of the two Funds;

-    The relative size and investment performance of each Fund;
- Whether the interests of either Fund's current shareholders would be diluted in connection with the proposed Merger;
- The potential benefits of the Merger to shareholders of each Fund;
- The continuity of management given that Old Mutual Capital is the advisor, and Ashfield Capital Partners, LLC and Turner
Investment Partners, Inc. are the sub-advisors to each Fund;
- Old Mutual Capital's agreement to extend the expense limitations for the Large Cap Growth Concentrated Fund's Class A,
Class C, Institutional Class and Class Z shares to 1.50%, 2.25%,
0.95% and 1.25%, respectively, through March 31, 2009;
- Equal or potentially lower gross expense ratios for the combined Fund resulting from increased asset levels and corresponding economies of scale;
- Old Mutual Capital's belief that the combined Fund will have improved marketability based upon its historical performance record
- The potential operating efficiencies that may result from combining the Funds;
     - The capital loss carryforwards available to offset future capital gains of the Large Cap Growth Fund would succeed to the Large Cap Growth Concentrated Fund assuming the Merger qualifies as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     - The tax consequences of the Merger, including the tax-free nature of the Merger for Federal income tax purposes, so shareholders should not realize a tax gain or loss as a direct result of the Merger;

- The high percentage of portfolio holdings continuity between the Funds such that combining the Funds could enable shareholders to benefit from economies of scale; and
- The undertaking by Old Mutual Capital to reduce the management fee for Large Cap Growth Concentrated Fund (currently 0.90% per annum) to the same rate as Large Cap Growth Fund (0.85%), subject to completion of the Merger;
As to portfolio holdings continuity, the Board considered that approximately 99% of the Large Cap Growth Fund is comprised of portfolio holdings that are also held by the Large Cap Growth Concentrated Fund, and that approximately 65% of the Large Cap Growth Concentrated Fund is comprised of portfolio holdings that are also held by the Large Cap Growth Fund. Given the high percentage of overlapping securities between the two Funds, the Board considered this a positive factor in determining that it would be appropriate to consolidate the Funds in an effort to take advantage of potential economies of scale.

Old Mutual Capital advised the Board that in light of the similarities of investment objectives and principal investment strategies between the Funds, continuity of portfolio management, Old Mutual Capital's extension of the Large Cap Growth Concentrated Fund's expense limitations through March 31, 2009, Old Mutual Capital's undertaking to reduce the management fee for Large Cap Growth Concentrated Fund to the same rate as Large Cap Growth Fund subject to completion of the Merger, better historical performance of Large Cap Growth Concentrated Fund, and high level of portfolio holdings continuity, the Merger of Large Cap Growth Fund into Large Cap Growth Concentrated Fund would be in the best interests of both Funds and their shareholders. After considering various factors and alternatives for the future of the Large Cap Growth Fund, the Board concluded that the Large Cap Growth Fund should be merged into the Large Cap Growth Concentrated Fund.

  C.   Federal Income Tax Consequences

The following is a general summary of the material Federal income tax consequences of the Merger and is based upon the current provisions of the Code, the existing Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Merger, under currently applicable law, are as follows:

     - The Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - No gain or loss will be recognized by the Large Cap Growth Fund upon the reclassification of its assets to the Large Cap Growth Concentrated Fund;

     - No gain or loss will be recognized by any shareholder of the Large Cap Growth Fund upon the exchange of shares of the Large Cap Growth Fund solely for shares of the Large Cap Growth Concentrated Fund;

- The tax basis of the shares of the Large Cap Growth Concentrated Fund to be received by a shareholder of the Large Cap Growth Fund will be the same as the tax basis of the shares of the Large Cap Growth Fund surrendered in exchange therefor;
- The holding period of the shares of the Large Cap Growth Concentrated Fund to be received by a shareholder of the Large Cap Growth Fund will include the holding period for which such shareholder held the shares of the Large Cap Growth Fund exchanged therefor, provided that such shares of the Large Cap Growth Fund are capital assets in the hands of such shareholder as of the date the Merger is consummated;
- No gain or loss will be recognized by the Large Cap Growth Concentrated Fund upon the issuance of its shares as consideration for the reclassification of the assets of the Large Cap Growth Fund as part of the assets of the Large Cap Growth Concentrated Fund;
- The tax basis of the assets of the Large Cap Growth Fund in the hands of the Large Cap Growth Concentrated Fund will be the same as the tax basis of such assets in the hands of the Large Cap Growth Fund immediately prior to the Merger;
- The holding period of the assets of the Large Cap Growth Fund to be received by the Large Cap Growth Concentrated Fund will include the holding period of such assets in the hands of the Large Cap Growth Fund immediately prior to the Merger; and
- Pursuant to Sections 381(a) and (b) of the Code and Sections 1.381(a)-1 and 1.381(b)-1 of the Income Tax Regulations, the tax year of the Large Cap Growth Fund will end on the date the Merger is consummated and the Large Cap Growth Concentrated Fund will succeed to and take into account the items of the Large Cap Growth Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code, and the regulations thereunder.
Old Mutual Funds II has not requested and will not request an advance ruling from the IRS as to the Federal income tax consequences of the Merger. As a condition to closing, the law firm Ballard Spahr Andrews & Ingersoll, LLP ("BSA&I") shall have rendered a favorable opinion to Old Mutual Funds II as to the foregoing Federal income tax consequences of the Merger, which opinion will be conditioned upon the accuracy, as of the date of closing, of certain representations made by Old Mutual Funds II
upon  which  BSA&I  will  rely  in rendering  its  opinion.   The
conclusions reached in BSA&I's opinion could be jeopardized if the representations of Old Mutual Funds II are incorrect in any material respect.

The   Large  Cap  Growth  Fund  has  capital  loss  carryforwards available to offset future capital gains of approximately $133,282,795 as of September 30, 2007. Absent realized capital gain net income, approximately $59,987,000 and $73,296,000 of these capital loss carryforwards will expire in the fiscal years ending March 31, 2010 and March 31, 2011 respectively. Under
Section 381 of the Code, the Large Cap Growth Concentrated Fund will succeed to the capital loss carryforwards of the Large Cap Growth Fund if, as described above, the transfer of the assets of the Large Cap Growth Fund to the Large Cap Growth Concentrated Fund qualifies as a "reorganization" under Section 368(a) of the Code. However, because of limitations imposed under Section 382 of the Code, the Large Cap Growth Concentrated Fund will not be able to utilize approximately $121,596,303 of such capital loss carryforwards prior to their expiration if the Reorganization is consummated, except to the extent such carryforwards may be used to offset built-in gain in the former assets of the Large Cap Growth Fund that is recognized prior to the fifth anniversary of the Merger.

The   Large  Cap  Growth  Concentrated  Fund  has  capital   loss
carryforwards  available  to  offset  future  capital  gains   of
approximately $294,638,987 as of September 30, 2007. Absent realized capital gain net income, approximately $189,242,000 and $105,397,000 of these capital loss carryforwards will expire in the fiscal years ending March 31, 2011 and March 31, 2012 respectively. No additional limitation will be imposed on the utilization of these capital loss carryforwards by the Large Cap Growth Concentrated Fund if the Reorganization is consummated, except that such carryforwards may not be used to offset built-in gain in the former assets of the Large Cap Growth Fund that is recognized prior to the fifth anniversary of the Merger.

The  description  of the Federal income tax consequences  of  the
Reorganization  provided  above is made  without  regard  to  the particular  facts  and circumstances of any  shareholder  of  the
Large Cap Growth Fund. Large Cap Growth Fund shareholders are urged to consult their own tax advisors as to the specific consequences to them of the Reorganization, including the applicability and effect of state, local, foreign and other tax laws.

  D.   Other Conditions

Completion of the Merger is subject to various conditions, including the following:

     - All consents, approvals, permits and authorizations required to be obtained from governmental authorities, including the SEC and state securities commissions, to permit the parties to carry out the transactions contemplated by the Plan of Reorganization shall have been received;

- The Plan of Reorganization and related trust matters shall have been approved by the affirmative vote of a majority of the outstanding voting securities of Large Cap Growth Fund shareholders present at the Special Meeting. This means the lesser of: (a) the affirmative vote of 67% or more of the voting securities of Large Cap Growth Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of Large Cap Growth Fund are present or represented by proxy; or (b) the affirmative vote of more than 50% of the outstanding voting securities of Large Cap Growth Fund;
- The net assets of the Large Cap Growth Fund to be acquired by the Large Cap Growth Concentrated Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Large Cap Growth Fund immediately prior to the reclassification;
- The dividend or dividends as described in the Plan of Reorganization shall have been declared;
- Old Mutual Funds II and the Large Cap Growth Fund shall have received an opinion of BSA&I to the effect that consummation of the transactions contemplated by the Plan of Reorganization will constitute a "reorganization" within the meanings of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the shareholders of the Large Cap Growth Fund will recognize no gain or loss to the extent that they receive shares of the Large Cap Growth Concentrated Fund in exchange for their shares of the Large Cap Growth Fund in accordance with the Plan of Reorganization; and
- Old Mutual Funds II shall have received an opinion of BSA&I addressed to and in form and substance satisfactory to Old Mutual Funds II, to the effect that the Plan of Reorganization has been duly authorized and approved by all requisite action of Old Mutual Funds II and the holders of the shares of the Large Cap Growth Fund.
  E.   Shareholders' Rights

The Large Cap Growth Fund and the Large Cap Growth Concentrated Fund are each separate series of shares of beneficial interest of Old Mutual Funds II, a Delaware statutory trust. Since both Funds are part of the same entity, there are no differences in shareholders' rights. Shareholders are entitled to participate equally in dividends and distributions declared by the Board with respect to a class of shares and, upon liquidation, to participate proportionately in a Fund's net assets allocable to a class after satisfaction of the outstanding liabilities allocable to that class. Fractional shares of the Focused Fund have proportionately the same rights, including voting rights as are provided for full shares.

Each Large Cap Growth Fund shareholder is entitled to one vote for each whole dollar of NAV of shares held as of the Record
Date.

  F.   Capitalization

The following table sets forth as of September 30, 2007 (i) the capitalization of the Large Cap Growth Fund's Class A, Class C, Institutional Class, and Class Z shares, (ii) the capitalization of the Large Cap Growth Concentrated Fund's Class A, Class C, Institutional Class, and Class Z shares and (iii) the pro forma capitalization of the Large Cap Growth Concentrated Fund's Class A, Class C, Institutional Class, and Class Z shares as adjusted to give effect to the transactions contemplated by the Plan of
Reorganization:

  , , Large Cap Growth Fund Class A Shares, , Large Cap Growth
   Concentrated Fund Class A Shares, , Adjustment, , Large Cap
             Growth Concentrated Fund Class A Shares
Pro Forma
, , , , , , , ,
Net Assets, , $214,503, , $1,011,738, , $     _, , $1,226,241
Shares Outstanding, , 8,031, , 47,237, , 1,983, , 57,251
Net Asset Value Per Shares, , $26.71, , $21.42, , , , $21.42


  , , Large Cap Growth Fund Class C Shares, , Large Cap Growth
   Concentrated Fund Class C Shares, , Adjustment, , Large Cap
             Growth Concentrated Fund Class C Shares
Pro Forma
, , , , , , , ,
Net Assets, , $7,331, , $1,295,434, , $     _, , $1,302,765
Shares Outstanding, , 283, , 62,313, , 70, , 62,666
Net Asset Value Per Shares, , $25.88, , $20.79, , , , $20.79


, , Large Cap Growth Fund Institutional Class Shares, , Large Cap
     Growth Concentrated Fund Institutional Class Shares, , Adjustment, , Large Cap Growth Concentrated Fund Institutional
                          Class Shares
Pro Forma
, , , , , , , ,
Net Assets, , $347, , $355, , $     _, , $702
Shares Outstanding, , 13, , 16, , 3, , 32
Net Asset Value Per Shares, , $27.02, , $21.66, , , , $21.66


  , , Large Cap Growth Fund Class Z Shares, , Large Cap Growth
   Concentrated Fund Class Z Shares, , Adjustment, , Large Cap
             Growth Concentrated Fund Class Z Shares
Pro Forma
, , , , , , , ,
Net Assets, , $89,535,471, , $116,091,348, , $     _, ,
$205,626,819
Shares Outstanding, , 3,318,065, , 5,364,662, , 819,434, ,
9,502,161
Net Asset Value Per Shares, , $26.98, , $21.64, , , , $21.64



                OTHER INFORMATION ABOUT THE FUNDS

  A.   Investment Advisor and Sub-Advisors

Old Mutual Capital, located at 4643 South Ulster Street, Suite 600, Denver, Colorado 80237, is the investment adviser to both Funds. Old Mutual Capital was organized in 2004 and is a subsidiary of Old Mutual (US) Holdings Inc. ("OMUSH"), which is an indirect wholly-owned subsidiary of Old Mutual plc, a London Stock Exchange listed international financial services firm. Old Mutual Capital managed approximately $4.7 billion in mutual fund assets as of September 30, 2007.

Ashfield Capital Partners, LLC ("Ashfield"), a Delaware limited liability company located at 750 Battery Street, Suite 600, San Francisco, California 94111, is a sub-advisor for the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund. Ashfield is an affiliate of Old Mutual Capital and is majority-owned by OMUSH, which is an indirect wholly-owned subsidiary of Old Mutual plc, a London Stock Exchange listed international financial services firm. Ashfield was appointed sub-advisor to the Funds effective February 10, 2007, and manages and supervises the investment of certain of the Funds' assets on a discretionary basis, subject to the supervision of Old Mutual Capital. Ashfield also provides investment management services to high net worth private investors and institutional accounts, including corporate retirement plans, public funds, multi-employer pension plans, endowments and foundations. Ashfield managed approximately $3.5 billion in assets as of March 31, 2007

Turner Investment Partners, Inc. ("Turner"), a Pennsylvania corporation located at 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312, is a sub-advisor to the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund. Turner was appointed sub-advisor to the Funds effective January 1, 2006, and manages and supervises the investment of certain of the Funds' assets on a discretionary basis, subject to the supervision of Old Mutual Capital. Turner held discretionary management authority with respect to approximately $23.3 billon in assets as of March 31, 2007 for institutional and individual accounts.

Old Mutual Capital was appointed investment advisor to the Funds effective January 1, 2006. As investment advisor, Old Mutual Capital oversees the investment decisions made by Ashfield and Turner, including monitoring the performance, security holdings and portfolio trading. Old Mutual Capital also oversees Ashfield's and Turner's compliance with prospectus limitations and other relevant investment restrictions. In addition to providing investment advisory services to the Funds, Old Mutual Capital provides certain administrative services for the Funds. Each Fund pays Old Mutual Capital a management fee which is calculated daily and paid monthly at the annual rates described in this Prospectus/Proxy Statement. In exchange for providing sub-advisory services, Ashfield and Turner are each entitled to receive a fee from Old Mutual Capital equal to equal to 0.50% of the average daily net assets of the portion of the assets of Large Cap Growth Fund and 0.55% of the average daily net assets of the portion of the assets of Large Cap Growth Concentrated Fund.

The basis for the Board's approval of the management agreement with Old Mutual Capital and the sub-advisory agreements with Ashfield and Turner is contained in the Funds' Annual Report to shareholders dated March 31, 2007.

Information   regarding   material  pending   legal   proceedings
involving  Old  Mutual Capital or the Funds is  included  in  the
Prospectus    attached   as   Appendix   II   to    this    Proxy
Statement/Prospectus.

  B.   Portfolio Management

A team of portfolio managers comprise Ashfield's Senior Investment Committee, which takes a team approach to applying the firm's large cap growth equity investment philosophy and process. The members of the Committee are J. Stephen Lauck, J. Stephen Thornborrow, Bradley J. Fretz, Peter A. Johnson, Marc W. Lieberman, and Kelli K. Hill. All portfolio decisions are made collectively by consensus of the Committee.

J. Stephen Lauck, CFA, joined Ashfield in 1984 and has held the positions of Portfolio Manager, President and Chief Executive
Officer since that time.

J. Stephen Thornborrow joined Ashfield in 1984 and has held the position of Portfolio Manager since that time.

Bradley J. Fretz joined Ashfield in 1989 and has held the position of Portfolio Manager since that time.

Peter A. Johnson joined Ashfield in 1994 and has held the position of Portfolio Manager since that time.

Marc  W.  Lieberman, CFA, joined Ashfield in 2002 and since  that
time  has  held  the  position of Portfolio  Manager.   Prior  to
joining Ashfield, Mr. Lieberman was the Director of Sales at Homegain.com from 2000 to 2001.

Kelli K. Hill joined Ashfield in 2004 and since that time has held the position of Portfolio Manager. Prior to joining Ashfield, Ms. Hill held the position of Senior Vice President at Putnam Investments in Boston where she was an Institutional Portfolio Manager. From 1988 to 2001 Ms. Hill held the position of Managing Director and Portfolio Manager for Wells Fargo in San Francisco. Ms. Hill began her career at Christoph Securities in Lake Forest, Illinois. Ms. Hill earned her undergraduate degree from the University of Southern California.


     Turner

Mark D. Turner joined Turner upon its founding in 1990. He holds the positions of President, Senior Portfolio Manager and Security Analyst and is a Principal at Turner. He covers the financial services sector for all of Turner's stock funds. Prior to joining Turner, Mr. Turner worked as Vice President/Senior Portfolio Manager for First Maryland Asset Management from 1987 to 1989, Vice President/Portfolio Manager for Merrill Lynch Asset Management from 1985 to 1987 and Portfolio Manager/Analyst for Wachovia Investment Management from 1982 to 1987.

Robert E. Turner, CFA, joined Turner upon its founding in 1990. He holds the positions of Chairman and Chief Investment Officer and is a Principal at Turner. He manages the technology and telecommunications and producer durables sectors for all of Turner's stock funds. Prior to joining Turner, Mr. Turner served as Senior Investment Manager for Meridian Investment Company from 1985 to 1990, Portfolio Manager with Integon Corporation from 1983 to 1985, Analyst at McMillon/Eubanks from 1981 to 1983, and Systems Consultant with Andersen Consulting from 1979 to 1981.

Robb J. Parlanti, CFA, joined Turner in 1993. He holds the positions of Senior Portfolio Manager and Security Analyst and is a Principal at Turner. He covers the cyclical sector for all of Turner's stock funds. Prior to joining Turner, Mr. Parlanti worked as an Investment Officer for PNC Bank, N.A., from 1987 to 1993.

The Funds' Statement of Additional Information dated November 19,
2007,   which  is  incorporated  herein  by  reference,  provides
additional  information  about  the  structure  and   method   of
portfolio manager compensation.

  C.   Financial Highlights

     Shown below are the financial highlights for Class A, Class C, Institutional Class, and Class Z shares of Large Cap Growth Fund and Large Cap Growth Concentrated Fund for the fiscal years ended March 31, 2003-2007 audited by PricewaterhouseCoopers LLP. The "Report of Independent Registered Public Accounting Firm" and financial statements are included in Large Cap Growth Fund's and Large Cap Growth Concentrated Fund's annual report to shareholders for the fiscal year ended March 31, 2007. Large Cap Growth Fund's and Large Cap Growth Concentrated Fund's annual report to shareholders dated March 31, 2007 is available without charge upon request made to Old Mutual Funds II at the address or telephone number appearing on the cover page of this Prospectus/Proxy Statement.

, Net Asset Value Beginning of Period, Net Investment Income (Loss) 1, Realized and Unrealized Gains or (Losses) on Securities, Total from Operations, Dividends from Net Investment Income, Distributions from Capital Gains, Total Dividends and Distributions, Redemption Fees, Net Asset Value End of Period, Total Return +, Net Assets End of Period (000), Ratio of Net Expenses to Average Net Assets *, Ratio of Gross Expenses to Average Net Assets ^ *, Ratio of Net Investment Income (Loss) to Average Net
Assets *, Portfolio Turnover Rate +
Old Mutual Large Cap Growth Fund, , , , , , , , , ,
Class A, , , , , , , , , , , , , , ,
2007,  $ 22.67 ,  $ (0.14),  $  0.64 ,  $   0.50 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  23.17 , 2.21%,  $ 169 , 1.50%, 4.49%, (0.61)%, 140.62%
2006,  $ 19.12 ,  $ (0.15),  $  3.70 ,  $   3.55 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  22.67 , 18.57%,  $   65 , 1.56%, 1.57%, (0.70)%, 110.59%
2005,  $ 19.77 ,  $ (0.14),  $  (0.51),  $  (0.65),  $   - ,  $   - ,  $   - ,
$   - ,  $  19.12 , (3.29)%,  $   55 , 1.57%, 1.57%, (0.72)%, 35.70%
2004 +++,  $ 17.45 ,  $ (0.14),  $  2.46 ,  $   2.32 ,  $   - ,  $   - ,  $   -
,  $   - ,  $  19.77 , 13.30%,  $   77 , 1.58%, 1.59%, (1.09)%, 63.17%
, , , , , , , , , , , , , , ,
Class C, , , , , , , , , , , , , , ,
2007,  $ 22.22 ,  $ (0.29),  $  0.61 ,  $   0.32 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  22.54 , 1.44%,  $   83 , 2.25%, 7.59%, (1.34)%, 140.62%
2006,  $ 18.88 ,  $ (0.30),  $  3.64 ,  $   3.34 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  22.22 , 17.69%,  $   79 , 2.31%, 2.32%, (1.44)%, 110.59%
2005,  $ 19.67 ,  $ (0.27),  $  (0.52),  $  (0.79),  $   - ,  $   - ,  $   - ,
$   - ,  $  18.88 , (4.02)%,  $   67 , 2.32%, 2.32%, (1.40)%, 35.70%
2004 +++,  $ 17.45 ,  $ (0.23),  $  2.45 ,  $   2.22 ,  $   - ,  $   - ,  $   -
,  $   - ,  $  19.67 , 12.72%,  $   56 , 2.33%, 2.34%, (1.83)%, 63.17%
, , , , , , , , , , , , , , ,
Institutional Class, , , , , , , , , , , , , ,
2007 2,  $  23.37 ,  $  - ,  $  0.03 ,  $ 0.03 ,  $   - ,  $   - ,  $   - ,  $
- ,  $ 23.40 , 0.13%,  $  - , 0.97%, 2,554.60%, (0.01)%, 140.62%
, , , , , , , , , , , , , , ,
Class Z, , , , , , , , , , , , , , ,
2007,  $  22.82 ,  $ (0.08),  $  0.64 ,  $ 0.56 ,  $   - ,  $   - ,  $   - ,  $
- ,  $ 23.38 , 2.45%,  $ 86,240 , 1.25%, 1.43%, (0.34)%, 140.62%
2006,  $  19.20 ,  $ (0.10),  $  3.72 ,  $ 3.62 ,  $   - ,  $   - ,  $   - ,  $
- ,  $ 22.82 , 18.85%,  $ 111,398 , 1.31%, 1.33%, (0.49)%, 110.59%
2005,  $  19.80 ,  $ (0.08),  $  (0.52),  $  (0.60),  $   - ,  $   - ,  $   - ,
$   - ,  $ 19.20 , (3.03)%,  $ 143,955 , 1.32%, 1.32%, (0.43)%, 35.70%
2004,  $  15.10 ,  $ (0.15),  $  4.85 ,  $ 4.70 ,  $   - ,  $   - ,  $   - ,  $
- ,  $ 19.80 , 31.13%,  $ 184,688 , 1.34%, 1.35%, (0.83)%, 63.17%
2003,  $  19.67 ,  $ (0.11),  $  (4.46),  $  (4.57),  $   - ,  $   - ,  $   - ,
$   - ,  $ 15.10 , (23.23)%,  $ 172,972 , 1.33%, 1.33%, (0.67)%, 124.58%


, Net Asset Value Beginning of Period, Net Investment Income (Loss) 1, Realized and Unrealized Gains or (Losses) on Securities, Total from Operations, Dividends from Net Investment Income, Distributions from Capital Gains, Total Dividends and Distributions, Redemption Fees, Net Asset Value End of Period, Total Return +, Net Assets End of Period (000), Ratio of Net Expenses to Average Net Assets *, Ratio of Gross Expenses to Average Net Assets ^ *, Ratio of Net Investment Income (Loss) to Average Net
Assets *, Portfolio Turnover Rate +
Old Mutual Large Cap Growth Concentrated, , , , , , , , , , ,
Class A, , , , , , , , , , , , , , ,
2007,  $ 17.66 ,  $ (0.12),  $  0.57 ,  $   0.45 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  18.11 , 2.55%,  $ 660 , 1.50%, 2.78%, (0.67)%, 157.06%
2006,  $ 13.97 ,  $ (0.17),  $  3.86 ,  $   3.69 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  17.66 , 26.41%,  $   84 , 1.64%, 1.68%, (1.05)%, 128.58%
2005,  $ 15.10 ,  $ (0.13),  $  (1.00),  $  (1.13),  $   - ,  $   - ,  $   - ,
$   - ,  $  13.97 , (7.48)%,  $   52 , 1.71%, 1.71%, (0.88)%, 41.95%
2004 ++,  $ 13.31 ,  $ (0.12),  $  1.91 ,  $   1.79 ,  $   - ,  $   - ,  $   - ,
$   - ,  $  15.10 , 13.45%,  $   57 , 1.70%, 1.71%, (1.56)%, 73.65%
, , , , , , , , , , , , , , ,
Class C, , , , , , , , , , , , , , ,
2007,  $ 17.34 ,  $ (0.25),  $  0.56 ,  $   0.31 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  17.65 , 1.79%,  $ 226 , 2.25%, 5.00%, (1.45)%, 157.06%
2006,  $ 13.82 ,  $ (0.29),  $  3.81 ,  $   3.52 ,  $   - ,  $   - ,  $   - ,  $
- ,  $  17.34 , 25.47%,  $ 110 , 2.41%, 2.44%, (1.84)%, 128.58%
2005,  $ 15.05 ,  $ (0.24),  $  (0.99),  $  (1.23),  $   - ,  $   - ,  $   - ,
$   - ,  $  13.82 , (8.17)%,  $   62 , 2.46%, 2.46%, (1.60)%, 41.95%
2004 ++,  $ 13.31 ,  $ (0.17),  $  1.91 ,  $   1.74 ,  $   - ,  $   - ,  $   - ,
$   - ,  $  15.05 , 13.07%,  $   57 , 2.45%, 2.46%, (2.31)%, 73.65%
, , , , , , , , , , , , , , ,
Institutional Class, , , , , , , , , , , , , ,
2007 2,  $  18.33 ,  $ (0.01),  $   (0.03),  $  (0.04),  $   - ,  $   - ,  $   -
,  $   - ,  $ 18.29 , (0.22)%,  $  - , 0.97%, 2,564.04%, (0.16)%, 157.06%
, , , , , , , , , , , , , , ,
Class Z, , , , , , , , , , , , , , ,
2007,  $  17.78 ,  $ (0.08),  $  0.58 ,  $ 0.50 ,  $   - ,  $   - ,  $   - ,  $
- ,  $ 18.28 , 2.81%,  $ 111,341 , 1.25%, 1.51%, (0.44)%, 157.06%
2006,  $  14.03 ,  $ (0.14),  $  3.89 ,  $ 3.75 ,  $   - ,  $   - ,  $   - ,  $
- ,  $ 17.78 , 26.73%,  $ 140,148 , 1.41%, 1.44%, (0.90)%, 128.58%
2005,  $  15.12 ,  $ (0.09),  $   (1.00),  $  (1.09),  $   - ,  $   - ,  $   - ,
$   - ,  $ 14.03 , (7.21)%,  $ 153,215 , 1.46%, 1.46%, (0.64)%, 41.95%
2004,  $  11.35 ,  $ (0.17),  $  3.94 ,  $ 3.77 ,  $   - ,  $   - ,  $   - ,  $
- ,  $ 15.12 , 33.22%,  $ 217,059 , 1.46%, 1.47%, (1.24)%, 73.65%
2003,  $  15.15 ,  $ (0.09),  $   (3.71),  $  (3.80),  $   - ,  $   - ,  $   - ,
$   - ,  $ 11.35 , (25.08)%,  $ 209,192 , 1.48%, 1.48%, (0.74)%, 156.30%
, , , , , , , , , , , , , , ,

*, Ratios for periods of less than one year have been annualized.
+, For periods less than one year, total return and portfolio turnover rate have not been annualized.
++, Class A and Class C shares commenced operations on September 30, 2003.
+++, Class A and Class C shares commenced operations on July 31, 2003.
^, Legal, printing and/or compliance audit expenses relating to the SEC and NYAG examinations and the Civil Litigation described in the "Litigation" section of this prospectus were incurred and the Advisor and/or Liberty Ridge has paid these expenses on behalf of the Trust. Had the Advisor and/or Liberty Ridge not paid these expenses, the expenses for the Funds would have been higher than what is reflected in the financial highlights for the years ended March 31, 2007, 2006, 2005 and 2004.
1, Per share calculations were performed using average shares for the period.
2, Class commenced operations on December 20, 2006.

Amounts designated as "-" are either $0 or have been rounded to $0.




  D.   Additional Information About the Funds

For more information about Old Mutual Funds II, the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund concerning the following topics, please refer to the Funds' current Prospectus, included as Appendix II: (i) see the "Performance Information", "Fees and Expenses" and "Performance Example" sections for further information regarding the Large Cap Growth Concentrated Fund's performance and expenses; (ii) see the "The Investment Advisor and Sub-Advisors" section for further information regarding management of the Large Cap Growth Concentrated Fund; and (iii) see the "Your Investment" section for further information regarding share pricing, purchase and redemption of shares, dividends and distribution arrangements for the shares.

                    OWNERSHIP OF FUND SHARES

Listed below is the name, address and percent ownership of each person who, to the knowledge of Old Mutual Funds II, owned beneficially or of record 5% or more of the outstanding shares of the Large Cap Growth Fund as of January 1, 2008:



Title of Class, , Name and Address, , *Amount and Nature of
Beneficial Ownership, , Percent
Record
Ownership
Class A, , Nationwide Trust Company
Columbus, OH 43218-2029
                               , ,
                            7,620, ,
60.77%
, , First Clearing, LLC
Greenwood Village, CO 80111-1601
                               , ,
                            4,409, ,
35.16%
Class C, , Merrill Lynch
                 Jacksonville, FL 32246-6484, ,
                            15,127, ,
                             95.03%

Institutional Class, , Old Mutual Capital, Inc.
Denver, Co 80237-2853
                               , ,
                              13, ,
100%
Class Z, , Charles Schwab & Co Inc.
Reinvest Account
                 San Francisco, CA 94104-4151, ,

                           929,383, ,

29.40%
, , National Financial Services Corp.
FBO Account
                      New York, NY 10281, ,

                           377,500, ,

11.94%

     * None of the shares are known to be shares which the named beneficial owner has the right to acquire pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of
       1934.


Listed below is the name, address and percent ownership of each person who, to the knowledge of Old Mutual Funds II, owned beneficially or of record 5% or more of the outstanding shares of the Large Cap Growth Concentrated Fund as of January 1, 2008:



Title of Class, , Name and Address, , *Amount and Nature of Beneficial Ownership, , Percent
Record
Ownership
Class C, , Merrill Lynch
                 Jacksonville, FL 32246-6484, ,
                           105,678, ,
67.60%
     * None of the shares are known to be shares which the named beneficial owner has the right to acquire pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

The beneficial ownership of shares of the Large Cap Growth Fund or the Large Cap Growth Concentrated Fund by trustees and officers of Old Mutual Funds II as a group constituted less than 1% of the outstanding shares of each Fund as of January 1, 2008.

                          LEGAL MATTERS

Certain legal matters concerning Old Mutual Funds II and its participation in the Merger, the issuance of shares of the Large Cap Growth Concentrated Fund in connection with the Merger and the tax consequences of the Merger will be opined upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103-7599.

  INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

This Prospectus/Proxy Statement and the related Statement of Additional Information do not contain all the information set forth in the registration statements, the exhibits relating thereto and the annual reports that Old Mutual Funds II has filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number for Old Mutual Funds II registration statement containing the current prospectuses and statement of additional information relating to both the Large Cap Growth Fund and the Large Cap Growth Concentrated Fund is Registration No. 2-99810.

     Old Mutual Funds II is subject to the informational requirements of the 1940 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy statements, registration statements and other information filed by Old Mutual Funds II (including the registration statement of Old Mutual Funds II relating to the Large Cap Growth Concentrated Fund on Form N-14 of which this Prospectus/Proxy Statement is a part and which is hereby incorporated by reference) may be inspected without charge and copied at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-202-551-8090. Such materials are also available in the EDGAR Database on the SEC's internet site at http://www.sec.gov. You may obtain copies of this information, after paying a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Office of Consumer Affairs and Information, U.S. Securities and Exchange Commission, 100 F Street N.E. Washington, D.C. 20549.

                       VOTING INFORMATION

The Large Cap Growth Fund expects to solicit proxies principally by mail, but may also solicit proxies by telephone, facsimile, telegraph or personal interview. Large Cap Growth Fund officers will not receive any additional or special compensation for solicitation activities. The Large Cap Growth Fund also engaged the services of Broadridge Financial Solutions, Inc. ("Broadridge") to assist in the solicitation of proxies. In all cases where a telephonic proxy is solicited, the Broadridge representative will ask for each shareholder's full name and address or the zip code or employer identification number and to confirm that the shareholder has received this Prospectus/Proxy Statement and proxy card in the mail. If the shareholder is a corporation or other entity, the Broadridge representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to
Broadridge, then the Broadridge representative may explain the voting process, read the proposals listed on the proxy card, and ask for the shareholder's instructions on each proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, but he or she may read any recommendation set forth in the Prospectus/Proxy Statement. The telephone solicitor will record the shareholder's voting instructions on the card. Within 72 hours, the shareholder will be sent a confirming letter or mailgram to confirm his or her vote and asking the shareholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

The cost of the solicitation of proxies is anticipated to be approximately $40,000.00. For the Large Cap Growth Fund, this will include expenses incurred in preparing, printing and mailing proxy, prospectus and other materials for the Special Meeting and proxy solicitation costs.

All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions they contain. If no instructions are given, shares represented by proxies will be voted FOR the proposal to approve the Plan of Reorganization and in accordance with the Board's recommendations on other matters. The presence in person or by proxy of one-third of the outstanding shares of Large Cap Growth Fund entitled to vote at the Special Meeting will constitute a quorum.

At the Special Meeting, a quorum being present, approval of the Plan of Reorganization requires the affirmative vote of the lesser of: (a) the affirmative vote of 67% or more of the voting securities of Large Cap Growth Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of Large Cap Growth Fund are present or represented by proxy; or (b) the affirmative vote of more than 50% of the outstanding voting securities of Large Cap Growth Fund. Abstentions and broker non-votes will be counted as shares present at the Special Meeting for quorum purposes but will not be considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against the Plan of Reorganization. Broker non-votes arise from a proxy returned by a broker holding shares for a customer which indicates that the broker has not been authorized by the customer to vote on a proposal. If you return a proxy, you may revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Secretary of Old Mutual Funds II. In addition, although mere attendance at the Special Meeting will not revoke a proxy, if you attend the Special
Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

Shareholders of record as of the close of business on January 1, 2008 (determined as of the close of business on December 31, 2007 (the "Record Date"), are entitled to vote at the Special Meeting. On the Record Date, there were 12,537.95 Class A shares, 15,917.26 Class C shares, 12.84 Institutional Class shares and 3,160,900.08 Class Z shares of Large Cap Growth Fund outstanding. Each share held entitles a shareholder to one vote for each dollar of net asset value of shares held by the shareholder.

This Prospectus/Proxy Statement and the accompanying proxy will be mailed on or about January 28, 2008.